UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2006

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 4, 2006, the Company (as Guarantor) entered into a Consent and Waiver approving a waiver for the period commencing on October 1, 2006, extending through the last fiscal quarter of 2006 and the fiscal year of 2007, and concluding on December 31, 2007, of the housing inventory covenant set forth in Section 6.08 of the Credit Agreement among the Company, its wholly-owned subsidiary, Avatar Properties Inc. (as Borrower), Wachovia Bank, National Association (as Administrative Agent and Lender), and certain financial institutions as lenders, dated as of September 20, 2005, as amended (the "Credit Facility").

Other than the matters described in this Item 2.03, the terms and conditions of the Credit Facility remain in effect as described in the Company's Form 8-K and Exhibits thereto, filed on September 23, 2005, and in the Company's Forms 8-K filed on May 30 and August 31, 2006, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

December 8, 2006	By:	JUANITA I. KERRIGAN

Name: JUANITA I. KERRIGAN
Title: Vice President and Secretary